Exhibit 10.4

Execution Version

HOLDINGS TERM LOAN GUARANTEE AND PLEDGE AGREEMENT

made by

REVLON, INC.,

as the Grantor,

in favor of

CITIBANK, N.A.,

as Collateral Agent

Dated as of September 7, 2016

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6.9	Deficiency	14

Section 7.	THE COLLATERAL AGENT	15

7.1	Collateral Agent’s Appointment as Attorney-in-Fact, etc.	15
7.2	Duty of Collateral Agent	16
7.3	Execution of Financing Statements	16
7.4	Authority of Collateral Agent	17

Section 8.	MISCELLANEOUS	17

8.1	Amendments in Writing	17
8.2	Notices	17
8.3	No Waiver by Course of Conduct; Cumulative Remedies	17
8.4	Enforcement Expenses; Indemnification	17
8.5	Successors and Assigns	18
8.6	Set-Off	18
8.7	Counterparts	18
8.8	Severability	18
8.9	Section Headings	18
8.10	Integration	19
8.11	GOVERNING LAW	19
8.12	Submission To Jurisdiction; Waivers	19
8.13	Acknowledgements	20
8.14	[Reserved]	20
8.15	Releases	20
8.16	WAIVER OF JURY TRIAL	21

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Pledged Securities
Schedule 3	Legal Name and Jurisdictions of Organization

ii

HOLDINGS TERM LOAN GUARANTEE AND PLEDGE AGREEMENT

HOLDINGS TERM LOAN GUARANTEE AND PLEDGE AGREEMENT, dated as of September 7, 2016, between Revlon, Inc., a Delaware corporation (together with its successors and assigns, the “Guarantor” or “Grantor”), and Citibank, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined in the Term Credit Agreement, dated as of September 7, 2016 (as amended, restated, waived, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Revlon Consumer Products Corporation, a Delaware corporation (the “Borrower”), the Guarantor, the banks and other financial institutions or entities (the “Lenders”) from time to time parties thereto and Citibank, N.A., as administrative agent and collateral agent for the Lenders)).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes the Grantor (as defined below);

WHEREAS, the Borrower and the Grantor are engaged in related businesses, and the Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantor shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Administrative Agent, the Collateral Agent and the other Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, the Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1          Definitions.

(a)           Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: “Certificated Security”.

(b)           The following terms shall have the following meanings:

“ABL Collateral Agent”:  the meaning assigned to the term “ABL Agent” in the ABL Intercreditor Agreement.

 “ABL Facility First Priority Collateral”:  as defined in the ABL Intercreditor Agreement.

“Additional Obligations”:  the meaning assigned to the term “Specified Additional Obligations” in the Credit Agreement.

“Agreement”:  this Holdings Term Loan Guarantee and Pledge Agreement, as the same may be amended, waived, supplemented or otherwise modified from time to time.

“Borrower”:  as defined in the preamble hereto.

“Borrower Credit Agreement Obligations”:  the meaning assigned to the term “Obligations” in the Credit Agreement.

“Cash Management Obligations”:  the meaning assigned to the term “Specified Cash Management Obligations” in the Credit Agreement.

“Collateral”:  as defined in Section 3.1.

“Collateral Account”:  any collateral account established by the Collateral Agent as provided in Section 6.5.

“Discharge of ABL Priority Claims”:  as defined in the ABL Intercreditor Agreement.

“Grantor”:  as defined in the preamble hereto.

“Guarantor Obligations”:  with respect to the Guarantor, all obligations and liabilities of the Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which the Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent, to the Collateral Agent or to the other Secured Parties that are required to be paid by the Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantor”: as defined in the preamble hereto.

“Hedge Agreement Obligations”:  the collective reference to all obligations and liabilities of the Borrower and any other Loan Party (including, without limitation, interest accruing at the then applicable rate provided in any Specified Hedge Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or the applicable Loan Party, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) to any counterparty under a Specified Hedge Agreement (each, a “Hedge Provider”), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, in each case, which may arise under, out of, or in connection with, any Specified Hedge Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the relevant Hedge Provider that are required to be paid by the Borrower or the applicable Loan Party, as the case may be, pursuant to the terms of any Specified Hedge Agreement).

 “Hedge Provider”: as defined in the definition of “Hedge Agreement Obligations”.

“New York UCC”:  the Uniform Commercial Code from time to time in effect in the State of New York; provided that in the event that by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code of any other jurisdiction, such term shall mean the Uniform Commercial Code of such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“Pledged Securities”:  the collective reference to (i) the shares of Capital Stock listed on Schedule 2 and (ii) any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of the Borrower that may be issued or granted to, or held by, the Grantor while this Agreement is in effect other than Excluded Collateral.

“Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Secured Obligations”:  (i) the Borrower Credit Agreement Obligations (ii) the Hedge Agreement Obligations, (iii) the Cash Management Obligations, (iv) the Additional Obligations and (v) the Guarantor Obligations, but, as to clauses (ii), (iii) and (iv) hereof, only to the extent that, and only so long as, the Borrower Credit Agreement Obligations are secured and guaranteed pursuant hereto; provided that Secured Obligations shall exclude any Excluded Swap Obligations.

“Securities Act”:  the Securities Act of 1933, as amended.

“Unfunded Advances/Participations”: (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrower on the assumption that each Lender has made its portion of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.5 of the Credit Agreement and (ii) with respect to which a corresponding amount shall not in fact have been made available to the Administrative Agent by any such Lender and which such amount shall not have been returned to the Administrative Agent by the Borrower and (b) with respect to any Issuing Lender, the aggregate amount, if any, of any participations in respect of Reimbursement Obligations that shall not have been funded by any L/C Participant in accordance with Section 3.4 of the Credit Agreement.

1.2          Other Definitional Provisions.

(a)           The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)           Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to the Grantor, shall refer to the Grantor’s Collateral or the relevant part thereof.

SECTION 2.  GUARANTEE

2.1          Guarantee.

(a)            The Guarantor hereby unconditionally and irrevocably, guarantees, as a primary obligor and not merely as a surety, to the Collateral Agent for the benefit of the Administrative Agent, the Collateral Agent, and the other Secured Parties, the prompt and complete payment when due and performance by the Borrower and each other Guarantor (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

(b)          Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors.

(c)           The Guarantor agrees that the Secured Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent, the Collateral Agent or any other Secured Party hereunder.

(d)           The guarantee contained in this Section 2 shall remain in full force and effect until all the Secured Obligations and the obligations of the Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full (other than Additional Obligations, Hedge Agreement Obligations, Cash Management Obligations and contingent or indemnification obligations not then due), no Letter of Credit (that is not Cash Collateralized) shall be outstanding and the Commitments shall have been terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower, may be free from any Borrower Credit Agreement Obligations; provided, that the Guarantor shall be released from its guarantee contained in this Section 2 as provided in Section 8.15.

(e)           No payment (other than payment in full (other than with respect to Additional Obligations, Hedge Agreement Obligations, Cash Management Obligations and contingent or indemnification obligations not then due)) made by the Borrower, any other guarantor or any other Person or received or collected by the Administrative Agent, the Collateral Agent or any other Secured Party from the Borrower, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment, remain liable for the Secured Obligations up to the maximum liability of the Guarantor hereunder until the Secured Obligations shall have been paid in full (other than Additional Obligations, Hedge Agreement Obligations, Cash Management Obligations and contingent or indemnification obligations not then due), no Letter of Credit (that is not Cash Collateralized) shall be outstanding and the Commitments shall have been terminated; provided, that the Guarantor shall be released from its guarantee contained in this Section 2 as provided in Section 8.15.

2.2          [Reserved].

2.3          No Subrogation.  Notwithstanding any payment made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Administrative Agent, the Collateral Agent or any other Secured Party, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent, the Collateral Agent or any other Secured Party against the Borrower or any other guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent, the Collateral Agent or any other Secured Party for the payment of the Secured Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent, the Collateral Agent and the other Secured Parties by the Borrower and the other guarantors on account of the Secured Obligations shall have been paid in full (other than Additional Obligations, Hedge Agreement Obligations, Cash Management Obligations and contingent or indemnification obligations not then due), no Letter of Credit (that is not Cash Collateralized) shall be outstanding and the Commitments shall have been terminated.  If any amount shall be paid to the Guarantor on account of such subrogation, contribution or reimbursement rights at any time when all of such Secured Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Collateral Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Collateral Agent, if required), to be applied against the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

2.4          Amendments, etc. with respect to the Secured Obligations.  To the maximum extent permitted by applicable law, the Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Secured Obligations made by the Administrative Agent, the Collateral Agent or any other Secured Party may be rescinded by the Administrative Agent, the Collateral Agent or such other Secured Party and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent, the Collateral Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents, any Specified Hedge Agreement or any agreement in respect of any Cash Management Obligations or Additional Obligations, and in each case any other documents executed and delivered in connection therewith, may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, or all Lenders, or all Lenders directly and adversely affected thereby, as the case may be) or the Secured Party that is the counterparty to the relevant Specified Hedge Agreement or agreement in respect of the relevant Cash Management Obligations or Additional Obligations, as applicable, may deem advisable from time to time, and any collateral security, guarantee or right of set-off at any time held by the Administrative Agent, the Collateral Agent or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Administrative Agent, the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5          Guarantee Absolute and Unconditional.  The Guarantor waives, to the maximum extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by the Administrative Agent, the Collateral Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and the Guarantor, on the one hand, with respect to the Loan Documents and the Administrative Agent, the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  The Guarantor waives, to the maximum extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any other guarantor with respect to the Secured Obligations.  The Guarantor understands and agrees, to the maximum extent permitted by applicable law, that the guarantee of the Guarantor contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and not of collectability without regard to (a) the validity or enforceability of the Credit Agreement, any other Loan Document, any Specified Hedge Agreement or any agreement in respect of any Cash Management Obligations or Additional Obligations, any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent, the Collateral Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent, the Collateral Agent or any other Secured Party, or (c) any other circumstance whatsoever (other than a defense of payment or performance) (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower from the Borrower Credit Agreement Obligations, or of the Guarantor under the guarantee of the Guarantor contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other guarantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent, the Collateral Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any  other guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent, the Collateral Agent or any other Secured Party against the Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6          Reinstatement.  The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent, the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7          Payments.  The Guarantor hereby guarantees that payments hereunder will be paid to:

(a)           to the extent such payments are in respect of Borrower Credit Agreement Obligations, the Administrative Agent at the Funding Office; or

(b)           to the extent such payments are in respect of any other Secured Obligations, the relevant Person at the appropriate location as determined in accordance with the terms of the relevant Specified Hedge Agreement or the agreement in respect of the relevant Cash Management Obligations or Additional Obligations, as applicable, in each case without set-off or counterclaim.

2.8          Limited Recourse Guarantee.  Notwithstanding any other provision of this Agreement, it is expressly understood and agreed that the Guarantor shall have no personal liability with respect to the Secured Obligations and the Collateral Agent or any other Secured Party agrees to look solely to the Collateral and the Loan Parties other than the Guarantor (and the assets pledged by them) for satisfaction of the Secured Obligations.  The Collateral Agent’s or any other Secured Party’s rights and remedies hereunder shall be limited to the Collateral and neither the Collateral Agent nor any other Secured Party shall have any right or claim against the Guarantor or any of its property or assets other than the Collateral.  If the Collateral Agent obtains a judgment in respect of the Secured Obligations such judgment may only be enforced against the Collateral and the Loan Parties other than the Guarantor.

SECTION 3.  GRANT OF SECURITY INTEREST

3.1          Grant of Security Interests.  The Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Grantor’s right, title and interest in and to the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, in each case except to the extent released in accordance with Section 8.15 and subject to the proviso to this Section 3.1, the “Collateral”), as collateral security for the payment or performance, as the case may be (whether at the stated maturity, by acceleration or otherwise), of the Secured Obligations:

(a)           all Pledged Securities;

(b)           the certificates, if any, representing such Pledged Securities and all dividends, distributions, cash warrants, rights (including voting rights), options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Securities and any other warrant, right or option or other agreement to acquire any of the foregoing;

(c)           all books, records, files, correspondence, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information pertaining to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(d)           to the extent not otherwise included, all Proceeds of any of the Collateral and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3.1, the security interest granted hereunder shall not cover, and the term “Collateral” shall not include  (i) any Capital Stock or assets owned by the Grantor other than the Pledged Securities and the rights and assets referred to in paragraphs (b), (c) and (d) above and (ii) any Excluded Collateral.

3.2          Conflicts.

(a)           In the event of any conflict between the terms of the Credit Agreement and this Agreement, the terms of the Credit Agreement shall govern and control. In the event of any such conflict, the Grantor may act (or omit to act) in accordance with the Credit Agreement, as applicable, and shall not be in breach, violation or default of its obligations hereunder by reason of doing so.

(b)           In the event of any conflict between the terms of any Intercreditor Agreement and this Agreement, the terms of such Intercreditor Agreement, as applicable, shall govern and control as among the Collateral Agent, on the one hand, and any other secured creditor (or agent therefor) party thereto, on the other hand.  In the event of any such conflict, the Grantor may act (or omit to act) in accordance with such Intercreditor Agreement, as applicable, and shall not be in breach, violation or default of its obligations hereunder by reason of doing so.

SECTION 4.   REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent, the Collateral Agent and the Secured Parties to enter into the Credit Agreement, and to induce the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement, the Guarantor/Grantor (as applicable) hereby represents and warrants with respect to itself to each of the Administrative Agent, the Collateral Agent and each other Secured Party that:

4.1          Representations in Credit Agreement.  In the case of the Guarantor, the representations and warranties set forth in Sections 4.3, 4.4, 4.5, 4.8 (with respect to the Pledged Securities), 4.13 and 4.17 (with respect to this Agreement) of the Credit Agreement, each of which is hereby incorporated herein by reference as if such representations and warranties were made by and in respect of the Guarantor, and the Loan Documents to which the Guarantor is a party or to the use of proceeds of any Loans by the Guarantor, in each case, mutatis mutandis, are true and correct in all material respects, and each of the Administrative Agent, the Collateral Agent and each other Secured Party shall be entitled to rely on each of them as if they were fully set forth herein; provided, that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to the Guarantor’s knowledge.

4.2          Title; No Other Liens. Except as set forth in Schedule 4.8A to the Credit Agreement and except as would not reasonably be expected to have a Material Adverse Effect, the Grantor owns or has rights in each item of the Collateral; and such Collateral is free and clear of any and all Liens except as permitted by the Loan Documents. Except as permitted by the Loan Documents, no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office except financing statements or other public notices that have been filed without the consent of the Grantor.

4.3          [Reserved].

4.4          Names; Jurisdiction of Organization.

(a)           On the date hereof, the Grantor’s full and correct legal name, jurisdiction of organization, identification number from the jurisdiction of organization (if any) and the jurisdiction in which financing statements in appropriate form are to be filed are specified on Schedule 3.

(b)           When financing statements in appropriate form are filed in the jurisdictions specified on Schedule 3 (or, in the case of Collateral not in existence on the Closing Date, such other offices as may be appropriate) the Collateral Agent shall have a fully perfected first priority Lien (or, with respect to the ABL Facility First Priority Collateral, a fully perfected second priority Lien) on, and security interest in, all right, title and interest of the Grantor in such Collateral (including any proceeds of any item of Collateral) (to the extent a security interest in such Collateral can be perfected through the filing of such financing statements in the jurisdictions specified on Schedule 3 (or, in the case of Collateral not in existence on the Closing Date, such other offices as may be appropriate)).

4.5          Pledged Securities. On the date hereof, the shares of Pledged Securities pledged by the Grantor hereunder:

(a)           have been duly authorized, validly issued and are fully paid and non-assessable, to the extent such concepts are applicable;

(b)           constitute all the issued and outstanding shares of all classes of the Capital Stock of the Borrower directly owned by the Grantor; and

(c)           the Grantor is the record and beneficial owner of the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of any other Person, except the security interest created by this Agreement and Liens, options or claims not prohibited by the Credit Agreement and subject to any transfers made in compliance with the Loan Documents.

SECTION 5.  COVENANTS

The Guarantor/Grantor (as applicable) covenants and agrees with the Administrative Agent, the Collateral Agent and the other Secured Parties that, subject to Section 8.15(b), from and after the date of this Agreement until the Secured Obligations shall have been paid in full (other than Additional Obligations, Hedge Agreement Obligations, Cash Management Obligations and contingent or indemnification obligations not then due), no Letter of Credit (that is not Cash Collateralized) shall be outstanding and the Commitments shall have been terminated:

5.1          [Reserved].

5.2          Pledged Securities.  To the extent that any Capital Stock included in the Collateral is or becomes a Certificated Security, the Grantor shall promptly deliver such certificates evidencing such Pledged Securities to the Collateral Agent (or, prior to the Discharge of ABL Priority Claims and with respect to the ABL Facility First Priority Collateral, to the ABL Collateral Agent, as gratuitous bailee) together with stock powers or indorsements thereof.

SECTION 6.  REMEDIAL PROVISIONS

6.1          [Reserved].

6.2          [Reserved].

6.3          Pledged Securities.

(a)           (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), the Grantor shall be permitted to (i) receive all cash dividends and other distributions paid in respect of the Pledged Securities to the extent permitted in the Credit Agreement, and (ii) to exercise all voting and corporate or other organizational rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which would reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or any other Secured Party under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same; provided, further, that the Collateral Agent shall execute and deliver to the Grantor, or cause to be executed and delivered to the Grantor, all such proxies, powers of attorney and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the voting and corporate or other organizational rights it is entitled to exercise pursuant to sub-clause (ii) of this Section 6.3(a).  For the avoidance of doubt, an exercise of voting and corporate or other organizational rights with respect to such Pledged Securities shall not be deemed to be material and adverse to any Person if such exercise is made in connection with a transaction not prohibited by the Credit Agreement and the other Loan Documents.

(b)           If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the Grantor (which notice shall not be required if an Event of Default under clause (i) or (ii) of Section 8.1(f) of the Credit Agreement shall have occurred and be continuing) and subject to, in the case of ABL Facility First Priority Collateral, the rights of the ABL Collateral Agent and the obligations of the Grantor under the ABL Facility Loan Documents and the ABL Intercreditor Agreement, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Secured Obligations in the order set forth in Section 6.6; provided that after all Events of Default have been cured or waived and the Grantor has delivered to the Administrative Agent certificates to that effect reasonably satisfactory to the Collateral Agent, the Collateral Agent shall, promptly after all such Events of Default have been cured or waived, repay the Grantor (without interest) all dividends, interest, principal or other distributions that the Grantor would otherwise be permitted to retain pursuant to the terms of sub-clause (i) of Section 6.3(a) above and that remain, and (ii) the Collateral Agent shall have the right to cause any or all of the Pledged Securities to be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter during the continuance of such Event of Default exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the Borrower or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Borrower, or upon the exercise by the Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may reasonably determine), all without liability (except liabilities resulting from the gross negligence or willful misconduct of the Collateral Agent) except to account for property actually received by it, but the Collateral Agent shall have no duty to the Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing unless the Collateral Agent has given notice of its intent to exercise as set forth above; provided that after all Events of Default have been cured or waived and the Grantor has delivered to the Administrative Agent certificates to that effect reasonably satisfactory to the Collateral Agent, all rights vested in the Collateral Agent pursuant to this paragraph shall cease, and the Grantor shall have the voting and corporate or other organizational rights they would otherwise be entitled to exercise pursuant to the terms of sub-clause (ii) of Section 6.3(a) above and the obligations of the Collateral Agent under the second proviso in Section 6.3(a) shall be in effect.

(c)           The Grantor hereby authorizes and instructs the Borrower to (i) comply with any instruction received by it from the Collateral Agent (or the ABL Collateral Agent, as the case may be) in writing without the consent of the Grantor or any other Person that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Grantor, and the Grantor agrees that the Borrower shall be fully protected in so complying, and (ii) after an Event of Default has occurred and is continuing, unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent, subject to, in the case of ABL Facility First Priority Collateral, the rights of the ABL Collateral Agent and the obligations of the Grantor under the ABL Facility Loan Documents and the ABL Intercreditor Agreement.

6.4          [Reserved].

6.5          Proceeds to be Turned Over To Collateral Agent.  Subject to the terms of the ABL Intercreditor Agreement, if an Event of Default shall occur and be continuing and the Loans shall have been accelerated pursuant to Section 8 of the Credit Agreement, at the request of the Collateral Agent, all Proceeds received by the Grantor consisting of cash, checks and other near-cash items shall be held by the Grantor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties, segregated from other funds of the Grantor, and, subject to, in the case of ABL Facility First Priority Collateral, the rights of the ABL Collateral Agent and the obligations of the Grantor under the ABL Facility Loan Documents and the ABL Intercreditor Agreement, shall, promptly upon receipt by the Grantor, be turned over to the Collateral Agent in the exact form received by the Grantor (duly indorsed by the Grantor to the Collateral Agent, if required).  All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds while held by the Collateral Agent in a Collateral Account (or by the Grantor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.6.

6.6          Application of Proceeds.  Subject to the ABL Intercreditor Agreement, if an Event of Default shall have occurred and be continuing and the Loans shall have been accelerated pursuant to Section 8 of the Credit Agreement, at any time at the Collateral Agent’s election, subject to the terms of any Intercreditor Agreement, the Collateral Agent may apply all or any part of Proceeds constituting Collateral and any proceeds of the guarantee set forth in Section 2, in payment of the Secured Obligations, and shall make any such application in the following order:

First, to pay incurred and unpaid reasonable, out-of-pocket fees and expenses of the Agents under the Loan Documents;

Second, to the Collateral Agent, for application by it towards payment in full of all Unfunded Advances/Participations (the amounts so applied to be distributed between or among the Administrative Agent and any Issuing Lender pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);

Third, to the Collateral Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Secured Obligations (or, in the case of Letters of Credit, the Cash Collateralization thereof in accordance with Section 8.1 of the Credit Agreement), prorata among the Secured Parties according to the amounts of the Secured Obligations then due and owing and remaining unpaid to each of them (or, in the case of Letters of Credit, the amounts required for such Cash Collateralization);

Fourth, any balance of such Proceeds remaining after the Secured Obligations shall have been paid in full (other than any remaining Additional Obligations, Hedge Agreement Obligations, Cash Management Obligations and contingent or indemnification obligations not then due), no Letter of Credit (that is not Cash Collateralized) shall be outstanding and the Commitments shall have been terminated, to the ABL Collateral Agent, in accordance with the ABL Intercreditor Agreement; and

Fifth, any remaining balance after the application in full pursuant to clause Fourth above, shall be paid over to the Borrower or to whomsoever shall be lawfully entitled to receive the same.

6.7          Code and Other Remedies.  If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of itself, the Administrative Agent and the other Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law or in equity.  Without limiting the generality of the foregoing, to the maximum extent permitted under applicable law, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or notices otherwise required by the Credit Agreement) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived, to the maximum extent permitted under applicable law unless otherwise provided in the Credit Agreement), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith, subject to pre-existing rights and licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent, the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent, the Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, stay or appraisal in the Grantor, which rights or equities are hereby waived and released.  The Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Grantor’s premises or elsewhere.  The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.7, after deducting all reasonable costs and expenses of every kind actually incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent, the Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in accordance with Section 6.6, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to the Grantor.  Notwithstanding the foregoing, the Collateral Agent shall give the Grantor not less than 10 days’ written notice (which the Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any remedies provided in this Section 6.7 shall be subject to the ABL Intercreditor Agreement.

6.8          Sale of Pledged Securities.

(a)           Subject in all respects to Section 10.14 of the Credit Agreement, the Collateral Agent is authorized, in connection with any sale of any Pledged Securities pursuant to Section 6.7, to deliver or otherwise disclose to any prospective purchaser of the Pledged Securities: (i) any registration statement or prospectus, and all supplements and amendments thereto; and (ii) any other information in its possession relating to such Pledged Securities to the extent reasonably necessary to be disclosed in connection with such sale of Pledged Securities, in each case provided that the Collateral Agent uses commercially reasonable efforts to ensure that such information is kept confidential in connection with such sale of Pledged Securities and the recipient is informed of the confidential nature of the information.

(b)           The Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  The Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Borrower to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Borrower would agree to do so.

6.9          Deficiency.  The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

SECTION 7.  THE COLLATERAL AGENT

7.1          Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a)           The Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, in accordance with the ABL Intercreditor Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Collateral Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do any or all of the following (provided that anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing):

(i)          in the name of the Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

(ii)         pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iii)        execute, in connection with any sale provided for in Section 6.7 or 6.8, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iv)       (1)  direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;  (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;  (3) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (4) defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (5) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may reasonably deem appropriate; and (6) subject to pre-existing rights and licenses, generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and the Grantor’s reasonable expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s, the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

(b)           If the Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may give the Grantor written notice of such failure to perform or comply and if the Grantor fails to perform or comply within five (5) Business Days of receiving such notice (or if the Collateral Agent reasonably determines that irreparable harm to the Collateral or to the security interest of the Collateral Agent hereunder could result prior to the end of such five-Business Day period), then the Collateral Agent may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)           The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2          Duty of Collateral Agent.  To the extent permitted by law, the Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.  None of the Administrative Agent, the Collateral Agent, any other Secured Party or any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent, the Collateral Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s, the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent, the Collateral Agent or any other Secured Party to exercise any such powers.  The Administrative Agent, the Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of their directors, officers, employees or agents.

7.3          Execution of Financing Statements.  Pursuant to any applicable law, the Grantor authorizes the Collateral Agent at any time and from time to time to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of the Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement.  The Grantor agrees to provide such information as the Collateral Agent may reasonably request necessary to enable the Collateral Agent to make any such filings promptly following any such request.

7.4          Authority of Collateral Agent.  The Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Administrative Agent, the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Administrative Agent, the Collateral Agent and the other Secured Parties with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8.  MISCELLANEOUS

8.1          Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

8.2          Notices.  All notices, requests and demands to or upon the Collateral Agent or the Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon the Guarantor shall be addressed to the Guarantor at its notice address set forth on Schedule 1 or at such other address pursuant to notice given in accordance with Section 10.2 of the Credit Agreement.

8.3          No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Administrative Agent, the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent, the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, the Collateral Agent or such other Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4          Enforcement Expenses; Indemnification.

(a)           The Guarantor agrees to pay, and to hold the Administrative Agent, the Collateral Agent and the other Secured Parties harmless from, any and all out-of-pocket liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(b)           The agreements in this Section 8.4 shall survive repayment of the Secured Obligations and all other amounts payable under the Credit Agreement, the other Loan Documents, any Specified Hedge Agreement and any agreement in respect of any Cash Management Obligations or Additional Obligations.

8.5          Successors and Assigns.  Subject to Section 8.15, this Agreement shall be binding upon the successors and permitted assigns of the Grantor and shall inure to the benefit of the Administrative Agent, the Collateral Agent and the other Secured Parties and their successors and permitted assigns; provided that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent except as permitted under the Credit Agreement.

8.6          Set-Off.  The Grantor hereby irrevocably authorizes the Administrative Agent, the Collateral Agent and each other Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, to the extent permitted by applicable law, upon any amount becoming due and payable by the Grantor (whether at the stated maturity, by acceleration or otherwise after the expiration of any applicable grace periods and whether or not the Administrative Agent, the Collateral Agent or any other Secured Party has made any demand therefor) to set-off and appropriate and apply against such amount (or any part thereof) any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent, the Collateral Agent or such other Secured Party to or for the credit or the account of the Grantor, provided that, if such Secured Party is a Lender, it complies with Section 10.7 of the Credit Agreement.  Each of the Administrative Agent, the Collateral Agent and each other Secured Party shall notify the Grantor promptly of any such set-off made by it and the application made by it of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Administrative Agent, the Collateral Agent and each other Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent, the Collateral Agent or such other Secured Party may have.

8.7          Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or electronic (e.g., “pdf”) transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8          Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9          Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10        Integration.  This Agreement and the other Loan Documents represent the entire agreement of the Grantor, the Administrative Agent, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof.

8.11        GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8.12        Submission To Jurisdiction; Waivers.  Each party hereto hereby irrevocably and unconditionally:

(a)           submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents and any Letter of Credit to which it is a party to the exclusive general jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court” and, together with the New York Supreme Court, the “New York Courts”), and appellate courts from either of them; provided that nothing in this Agreement shall be deemed or operate to preclude (i) the Collateral Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Secured Obligations (in which case any party shall be entitled to assert any claim or defense, including any claim or defense that this Section 8.12 would otherwise require to be asserted in a legal action or proceeding in a New York Court), or to enforce a judgment or other court order in favor of the Administrative Agent or the Collateral Agent, (ii) any party from bringing any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment and (iii) if all such New York Courts decline jurisdiction over any person, or decline (or in the case of the Federal District Court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having jurisdiction;

(b)           consents that any such action or proceeding may be brought in the New York Courts and appellate courts from either of them, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.12 any special, exemplary, punitive or consequential damages (provided that such waiver shall not limit the indemnification obligations of the Grantor to the extent such special, exemplary, punitive or consequential damages are included in any third party claim with respect to which the applicable Indemnitee is entitled to indemnification under Section 10.5 of the Credit Agreement).

8.13        Acknowledgements.  The Grantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)           neither the Administrative Agent, the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to the Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantor, on the one hand, and the Administrative Agent, the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Administrative Agent, the Collateral Agent and the Lenders or among the Grantor and the Administrative Agent, the Collateral Agent and the Lenders.

8.14        [Reserved].

8.15        Releases.

(a)           Pursuant to Section 10.15 of the Credit Agreement or at such time as the Secured Obligations (other than Additional Obligations, Hedge Agreement Obligations, Cash Management Obligations and contingent or indemnification obligations not then due) shall have been paid in full, the Commitments shall have been terminated and no Letter of Credit (that is not cash collateralized or back-stopped to the reasonable satisfaction of the Issuing Lender or purchasing Lender, as applicable, in respect thereof) shall be outstanding, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and the Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantor.  At the request and sole expense of the Grantor following any such termination, the Collateral Agent shall promptly deliver to the Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

(b)           Liens on Collateral created hereunder shall be released and obligations of the Guarantor hereunder shall terminate as set forth in Section 10.15 of the Credit Agreement.

8.16        WAIVER OF JURY TRIAL.  THE GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND EACH OTHER SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT  OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND FOR ANY COUNTERCLAIM THEREIN.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

REVLON, INC.

By:	/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Senior Vice President, Deputy General
Counsel and Secretary

[Signature Page to Term Loan Guarantee and Pledge Agreement]

CITIBANK, N.A.,
as Collateral Agent

By:	/s/ Matthew S. Burke
Name: Matthew S. Burke
Title: Vice President

[Signature Page to Term Loan Guarantee and Pledge Agreement]

Schedule 1

NOTICE ADDRESSES

Name of Guarantor/Grantor	Address of Chief Executive Office and Mailing Address
Revlon, Inc.	One New York Plaza, New York, NY 10004

Schedule 2

PLEDGED SECURITIES

Grantor	Issuer	Jurisdiction	# of Shares Pledged	Certificate No.
Revlon, Inc.	Revlon Consumer Products Corporation	Delaware	1,000	1
Revlon, Inc.	Revlon Consumer Products Corporation	Delaware	4,260	2
Revlon, Inc.	Revlon Consumer Products Corporation	Delaware	546 (series A)	2

Schedule 3

LEGAL NAME, JURISDICTIONS OF ORGANIZATION, IDENTIFICATION NUMBER AND UCC FILING JURISDICTIONS

Name of Guarantor/Grantor	Jurisdiction of Organization/ Formation	Organizational Identification Number	UCC Filing Jurisdiction
Revlon, Inc.	Delaware	2295698	Delaware